Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

On December 11, 2017, IRM Data Centers Expansion LLC (“Buyer”), an indirect, wholly owned subsidiary of Iron Mountain Incorporated (“IMI”; IMI, Buyer and IMI’s other subsidiaries being collectively referred to as “we”, “us” or the “Company” ), entered into a purchase agreement (the “Purchase Agreement”) with IO Data Centers, LLC, a leading data center colocation space and solutions provider based in Phoenix, Arizona (“IODC”), the Sellers referred to therein, Innovation Holdings, LLC, solely in its capacity as a representative of the Sellers, and, solely with respect to Articles 1, 10 and 11 of the Purchase Agreement, IMI, as a guarantor, to acquire the United States operations of IODC for an aggregate cash purchase price of $1,315,000, plus up to $60,000 of additional proceeds, subject to certain adjustments as set forth in the Purchase Agreement (the “IODC Transaction”). On January 10, 2018, the Company closed the IODC Transaction.

The accompanying unaudited pro forma consolidated financial statements present the pro forma consolidated financial position and results of operations of the Company based upon the historical financial statements of the Company and IODC, after giving effect to the IODC Transaction.

The unaudited pro forma consolidated balance sheet as of December 31, 2017, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2017, are presented herein. The accompanying unaudited pro forma consolidated financial statements are based upon the historical financial statements and have been derived from the (1) audited consolidated financial statements of IMI contained in its Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2017, and (2) audited combined statement of revenue and certain expenses of IODC for the year ended December 31, 2017. The historical financial information has been adjusted to give effect to pro forma adjustments that are (1) directly attributable to the IODC Transaction; (2) factually supportable; and (3) expected to have a continuing impact on the operations of the Company.

The accompanying unaudited pro forma consolidated financial statements are prepared using the acquisition method of accounting, with the Company treated as the acquirer and as if the IODC Transaction had been consummated on (1) December 31, 2017 for purposes of preparing the unaudited pro forma consolidated balance sheet as of December 31, 2017 and (2) January 1, 2017 for purposes of preparing the unaudited pro forma consolidated statement of operations for the year ended December 31, 2017. The Company is in the process of obtaining a third-party valuation related to assets acquired and liabilities assumed from IODC. The amounts of certain assets presented in the accompanying unaudited pro forma consolidated financial statements are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The primary areas of the purchase price allocation that are not finalized relate to the fair values of property and equipment and lease-based intangible assets. Any excess purchase price over the acquired net assets, as adjusted to reflect estimated fair values, has been recorded as goodwill.

IMI is organized and operates as a real estate investment trust for United States federal income tax purposes (a “REIT”). As a REIT, IMI is generally entitled to a deduction for dividends that it pays and therefore is not subject to United States federal corporate income tax on its net taxable income that is currently distributed to its stockholders. However, IMI may be subject to certain federal, state, local and foreign taxes on its income or assets, including (1) taxes on any undistributed income, (2) taxes related to its taxable REIT subsidiaries, (3) franchise taxes, (4) property taxes and (5) transfer taxes.

The accompanying unaudited pro forma consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The accompanying unaudited pro forma consolidated financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the IODC Transaction occurred on the dates assumed, nor are they necessarily indicative of what the financial position or results of operations would be for any future periods. The unaudited pro forma consolidated statement of operations does not include the impact of any revenue, cost or other operating synergies that may result from the IODC Transaction or any related restructuring costs. The accompanying unaudited pro forma consolidated financial statements reflect a hypothetical situation, and actual results may differ from these unaudited pro forma consolidated financial statements once the Company has finalized the required purchase price allocation. There can be no assurance that such finalization will not result in material changes. The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with (1) the accompanying notes to the unaudited pro forma consolidated financial statements; (2) the audited consolidated financial statements as of and for the fiscal year ended December 31, 2017 and notes thereto of the Company included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commision (“SEC”) on February 16, 2018; and (3) the audited combined statement of revenue and certain expenses and notes thereto of IODC for the year ended December 31, 2017, which is filed as Exhibit 99.1 to the Current Report on Form 8-K/A to which these unaudited pro forma consolidated financial statements are filed as Exhibit 99.2.

IRON MOUNTAIN INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2017
(In thousands)

	Historical	Purchase Accounting		Other Pro Forma
	Iron Mountain	Adjustments	(Note)	Adjustments	(Note)	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$925,699	$(1,340,000)	1,4(a),6(a)	$816,000	3,6(f),6(g)	$401,699
Accounts receivable, net	835,742	4,120	6(e)	—		839,862
Prepaid expenses and other	188,874	2,389	6(e)	—		191,263
Total Current Assets	1,950,315	(1,333,491)		816,000		1,432,824
Property, Plant and Equipment:
Property, plant and equipment	6,251,100	858,432	4(b),6(b)	—		7,109,532
Less—Accumulated depreciation	(2,833,421)	—		—		(2,833,421)
Property, Plant and Equipment, net	3,417,679	858,432		—		4,276,111
Other Assets, net:
Goodwill	4,070,267	261,374	4(b),6(d),6(e)	—		4,331,641
Customer relationships, customer inducements and lease-based intangibles	1,400,547	255,376	4(b),6(c)	—		1,655,923
Other	133,594	—		—		133,594
Total Other Assets, net	5,604,408	516,750		—		6,121,158
Total Assets	$10,972,402	$41,691		$816,000		$11,830,093

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$146,300	$—		$—		$146,300
Accounts payable	289,137	2,689	6(e)	—		291,826
Accrued expenses	653,146	10,118	6(e)	12,748	6(h)	676,012
Deferred revenue	241,590	10,335	6(e)	—		251,925
Total Current Liabilities	1,330,173	23,142		12,748		1,366,063
Long-term Debt, net of current portion	6,896,971	—		741,000	6(g)	7,637,971
Other Long-term Liabilities	73,039	18,549	4(b),6(c)	—		91,588
Deferred Rent	126,231	—		—		126,231
Deferred Income Taxes	155,728	—		—		155,728
Redeemable Noncontrolling Interests	91,418	—		—		91,418

Equity:
Iron Mountain Incorporated Stockholders’ Equity:
Preferred stock	—	—		—		—
Common stock	2,831	—		22	6(f)	2,853
Additional paid-in capital	4,164,562	—		74,978	6(f)	4,239,540
(Distributions in excess of earnings) Earnings in excess of distributions	(1,765,966)	—		(12,748)	6(h)	(1,778,714)
Accumulated other comprehensive items, net	(103,989)	—		—		(103,989)
Total Iron Mountain Incorporated Stockholders’ Equity	2,297,438	—		62,252		2,359,690
Noncontrolling Interests	1,404	—		—		1,404
Total Equity	2,298,842	—		62,252		2,361,094
Total Liabilities and Equity	$10,972,402	$41,691		$816,000		$11,830,093

See accompanying notes to unaudited pro forma consolidated financial statements.

IRON MOUNTAIN INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(In thousands, except per share data)

	Historical		Purchase Accounting		Other Pro Forma
	Iron Mountain	IO Data Centers, LLC	Adjustments	(Note)	Adjustments	(Note)	Pro Forma
Revenues:
Storage rental	$2,377,557	$138,275	$1,143	7(a),7(b)	$—		$2,516,975
Service	1,468,021	344	—		—		1,468,365
Total Revenues	3,845,578	138,619	1,143		—		3,985,340
Operating Expenses:
Cost of sales (excluding depreciation and amortization)	1,685,318	45,194	—		—		1,730,512
Selling, general and administrative	984,965	—	—		13,350	7(d)	998,315
Depreciation and amortization	522,376	—	67,419	7(c)	—		589,795
Intangible impairments	3,011	—	—		—		3,011
Loss (gain) on disposal/write-down of property, plant and equipment (excluding real estate), net	799	—	—		—		799
Total Operating Expenses	3,196,469	45,194	67,419		13,350		3,322,432
Operating Income (Loss)	649,109	93,425	(66,276)		(13,350)		662,908
Interest Expense, Net	353,575	—	—		44,614	7(e)	398,189
Other Expense (Income), Net	79,429	—	—		—		79,429
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes and Gain on Sale of Real Estate	216,105	93,425	(66,276)		(57,964)		185,290
Provision (Benefit) for Income Taxes	25,947	—	—		—		25,947
Gain on Sale of Real Estate, Net of Tax	(1,565)	—	—		—		(1,565)
Income (Loss) from Continuing Operations	191,723	93,425	(66,276)		(57,964)		160,908

Earnings (Losses) per Share - Basic:	$0.71						$0.56
Earnings (Losses) per Share - Diluted:	$0.71						$0.56

Weighted Average Common Shares Outstanding—Basic	265,898				16,071	7(f)	281,969
Weighted Average Common Shares Outstanding—Diluted	266,845				16,065	7(f)	282,910

See accompanying notes to unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

NOTE 1—DESCRIPTION OF THE IODC TRANSACTION

On December 11, 2017, IMI and Buyer entered into the Purchase Agreement to acquire the United States operations of IODC, including the land and buildings associated with four data centers in Phoenix and Scottsdale, Arizona; Edison, New Jersey; and Columbus, Ohio, for an aggregate cash purchase price of $1,315,000 (the “Initial IODC Consideration”), plus up to $60,000 of additional proceeds (including (i) $25,000 of contingent consideration (the “IODC Contingent Consideration”) and (ii) $35,000 of additional payments associated with the execution of future customer contracts), subject to certain adjustments as set forth in the Purchase Agreement.

On January 10, 2018, we completed the IODC Transaction and paid approximately $1,340,000 of total consideration, consisting of the Initial IODC Consideration and the IODC Contingent Consideration.

NOTE 2—BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The accompanying unaudited pro forma consolidated financial statements are based upon the historical financial statements and have been derived from the (1) audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2017, and (2) audited combined statement of revenue and certain expenses of IODC for the year ended December 31, 2017.

The unaudited pro forma consolidated financial statements as it relates to the IODC Transaction were prepared using the acquisition method of accounting with IMI treated as the acquiring entity. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration issued in connection with the IODC Transaction. In the unaudited pro forma consolidated balance sheet, the purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of the IODC Transaction. Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed was recorded as goodwill. The amounts allocated to the assets acquired and liabilities assumed in the unaudited pro forma consolidated financial statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized based on certain valuations and other studies that will be performed by the Company, with the assistance of outside valuation specialists, during the measurement period of the IODC Transaction. Accordingly, the purchase price allocation adjustments and related depreciation and amortization reflected in the unaudited pro forma consolidated financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on the final determination of fair value upon the conclusion of the measurement period of the IODC Transaction.

The unaudited pro forma consolidated statement of operations also includes certain purchase accounting adjustments, including items expected to have a continuing impact on the consolidated results, such as depreciation of the acquired tangible assets, amortization of the acquired intangible assets and assumed intangible liabilities, interest expense related to the 5 1/4% Notes (as defined below), and the impact of recording the remaining amounts due under the acquired leases on a straight-line basis. The unaudited pro forma consolidated statement of operations does not include the impacts of any revenue, cost or other operating synergies that may result from the IODC Transaction or any related restructuring costs.

NOTE 3—FINANCING

Debt Offering

In December 2017, IMI completed a private offering of $825,000 in aggregate principal amount of 5¼% Senior Notes due 2028 (the “5¼% Notes”). The 5¼% Notes were issued at par. The net proceeds were approximately $814,700, after deducting discounts to the initial purchasers.

Equity Offering

In December 2017, IMI entered into an underwriting agreement (the “Underwriting Agreement”) with a syndicate of 16 banks (the “Underwriters”) related to the public offering by IMI of 14,500,000 shares (the “Firm Shares”) of its common stock (the “Equity Offering”). The offering price to the public for the Equity Offering was $37.00 per share, and IMI agreed to pay the Underwriters an underwriting commission of $1.38195 per share. The net proceeds to IMI from the Equity Offering, after deducting underwriters’ commissions, was $516,462.

Pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase from us up to an additional 2,175,000 shares of common stock (the “Option Shares”) at the public offering price, less the underwriting commission and less an amount per share equal to any dividends or distributions declared by IMI and payable on the Firm Shares but not payable on the Option Shares (the “Over-Allotment Option”). On January 10, 2018, the Underwriters exercised the Over-Allotment Option in its entirety. The net proceeds from the exercise of the Over-Allotment Option, after deducting underwriters’ commissions and offering expenses, was approximately $75,000.

Use of Debt and Equity Offering Proceeds

The issuance of the 5¼% Notes and the Equity Offering occurred prior to December 31, 2017. At December 31, 2017, pending their use to finance the purchase of the IODC Transaction, the net proceeds of the Equity Offering, together with the net proceeds from the issuance of the 5¼% Notes, were used to temporarily repay approximately $807,000 of borrowings under the Company’s revolving credit facility and invest approximately $524,000 in money market funds. The purchase price of the IODC Transaction was assumed to be funded by approximately $524,000 from the money market funds, $75,000 in proceeds from the Over-Allotment Option, and $741,000 in additional borrowings under our revolving credit facility.

NOTE 4—PURCHASE PRICE

At the closing of the IODC Transaction, the Company paid approximately $1,340,000 in total consideration, including the Initial IODC Consideration and the IODC Contingent Consideration.

(a) The table below reflects the cash paid and financing sources for the IODC Transaction:

Initial IODC Consideration	$1,315,000
IODC Contingent Consideration	25,000
Total cash paid	$1,340,000
Cash and cash equivalents	$524,000
Exercise of Over-Allotment Option	75,000
Borrowings under the revolving credit facility	741,000
Total source of funds	$1,340,000

(b) The table below reflects the preliminary purchase price allocation for the IODC Transaction:

Property, plant and equipment	$858,432
Lease-based intangible assets and liabilities	236,827
Net current liabilities over assumed assets	(16,633)
Estimated fair value of identifiable net assets acquired	1,078,626
Goodwill	261,374
Estimated purchase price	$1,340,000

The goodwill balance is primarily attributed to the assembled workforce, expanded customer opportunities and cost and other operating synergies anticipated upon the integration of the operations of the Company and IODC.

IMI is organized and operates as a REIT. The assets and related income from the IODC Transaction have largely been integrated into IMI’s REIT structure and, accordingly, are not expected to be subject to U.S. federal income taxes. As such, no deferred taxes have been recorded for purposes of the unaudited pro forma consolidated financial statements. Further, IMI does not anticipate the IODC Transaction will have a material impact on state and local taxes.

NOTE 5—CONFORMING ACCOUNTING POLICIES

At this time, IMI is not aware of any material differences between the accounting policies of IMI and IODC at the acquisition date. IMI is currently in the process of conducting a more detailed review of IODC’s accounting policies in an effort to determine if differences in accounting policies require IMI to conform IODC’s accounting policies to its accounting policies. As a result, IMI may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma consolidated financial statements.

NOTE 6—UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

Purchase Accounting Adjustments

(a) Reflects the cash portion of the purchase price paid of approximately $1,340,000.

(b) Reflects the total fair value of acquired property, plant and equipment of $858,432. The fair value estimate for property, plant and equipment is preliminary and has been determined based on the assumptions that management believes market participants would use in pricing an asset.

(c) Reflects identifiable intangible assets and liabilities expected to be recognized in connection with the IODC Transaction, consisting of the following:

Description	Estimated Fair Value	Presentation in Unaudited Pro Forma Consolidated Balance Sheet
In-place leases	$110,902	Customer relationships, customer inducements and lease-based intangibles
Tenant relationships	100,948	Customer relationships, customer inducements and lease-based intangibles
Above-market leases	31,590	Customer relationships, customer inducements and lease-based intangibles
Below-market leases	(18,549)	Other Long-term Liabilities
Tenant improvements, legal commissions and other costs	11,936	Customer relationships, customer inducements and lease-based intangibles
Total identifiable net intangible assets	$236,827

The fair value estimate for identifiable intangible assets and liabilities has been determined based on the assumptions that management believes market participants would use.

(d) Goodwill is calculated as the difference between the fair value of the purchase price and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. See Note 4 for the calculation of the amount of goodwill recognized in connection with the IODC Transaction.

The final fair value determination for tangible assets and identifiable intangible assets and liabilities may differ from this preliminary determination and those differences may be material.

(e) Reflects current assets acquired and current liabilities assumed upon the closing of the IODC Transaction.

Other Pro Forma Adjustments

(f) Reflects the adjustment to give effect to the issuance of the Option Shares upon the exercise of the Over-Allotment Option in its entirety.

(g) Reflects the adjustment to give effect to the borrowings under the Company’s revolving credit facility to finance a portion of the IODC Transaction.

(h) Reflects the recognition of transaction costs incurred by the Company upon the closing of the IODC Transaction.

NOTE 7—UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

Purchase Accounting Adjustments

(a) Reflects an adjustment to storage revenue of $2,484 for the year ended December 31, 2017, representing a net decrease in storage revenue related to the amortization of net above-market leases.

Description	Estimated Useful Life (in years)	Amount	Annual Expense
Above-market leases	5.25	$31,590	$6,017
Below-market leases	5.25	(18,549)	(3,533)
Total decrease to storage revenue			$2,484

(b) Reflects an increase to storage revenue of $3,627 for the year ended December 31, 2017, representing the impact to storage revenue for the remaining amounts due under the acquired leases on a straight-line basis.

(c) Reflects depreciation and amortization on the assets acquired in the IODC Transaction based upon our current estimate of the useful lives of such assets.

Description	Estimated Useful Life (in years)	Amount	Annual Expense
Building and building improvements	40	$266,162	$6,654
Data center equipment and modules	19	508,650	26,658
Land improvements	14	12,060	861
In-place leases	5.25	110,902	21,124
Tenant relationships	10.25	100,948	9,849
Tenant improvements, legal commissions and other costs	5.25	11,936	2,273
Total			$67,419

Other Pro Forma Adjustments

(d) Reflects an adjustment to selling, general and administrative expense of $13,350 for the year ended December 31, 2017 representing salary, commissions and related benefits expenses of non-property-level IODC employees retained by the Company in connection with the IODC Transaction who are not fully devoted to the operations of the facilities, but are expected to have a continuing impact on the Company.

(e) Reflects the increased annual interest expense and amortization of deferred financing costs as a result of the December 2017 issuance of the 5¼% Notes, as discussed in Note 3.

(f) The weighted average shares outstanding used to compute pro forma basic and diluted net loss per share for the year ended December 31, 2017 have been adjusted to give effect to the issuance of (1) the Firm Shares in connection with the Equity Offering and (2) the Option Shares issued upon the exercise of the Over-Allotment Option in its entirety as if such issuances had occurred on January 1, 2017.